The transactions described in this Form 4 were executed by Real Estate
Investment Group L.P.

This statement is being filed jointly by Mr. Eduardo S. Elsztain ("Elsztain"),
Consultores Assets Management S.A. ("CAM"), Consultores Venture Capital Uruguay
S.A. ("CVC Uruguay"), Agroinvestment S.A. ("Agroinvestment"), Consultores
Venture Capital Ltd. ("CVC Cayman"), Ifis Limited ("IFIS"), Inversiones
Financieras del Sur S.A. ("IFISA"), Cresud Sociedad Anonima Comercial,
Inmobiliaria, Financiera y Agropecuaria ("Cresud"), Agrology S.A. ("Agrology"),
IRSA Inversiones y Representaciones Sociedad Anonima ("IRSA"), Tyrus S.A.
("Tyrus"), Real Estate Investment Group L.P. ("REIG"), Jiwin S.A. ("Jiwin"),
Idalgir S.A. ("Idalgir"), Real Estate Investment Group II L.P. ("REIG II"), Real
Estate Investment Group III L.P. ("REIG III") and Real Estate Investment Group
IV L.P. ("REIG IV" and together with Elsztain, CAM, CVC Uruguay, Agroinvestment,
CVC Cayman, IFIS, IFISA, Cresud, Agrology, IRSA, Tyrus, REIG, Jiwin, Idalgir,
REIG II and REIG III the "Reporting Persons").

Mr. Elsztain is a citizen of the Republic of Argentina who serves as Chairman of the board of directors of each of the following companies, except for Agrology,
REIG, REIG II, REIG III and REIG IV:

(i)       IFIS, a limited liability company organized under the laws of Bermuda;

(ii)      IFISA, a stock corporation organized under the laws of the Republic of
          Uruguay;

(iii)     Cresud, a stock corporation organized under the laws of the Republic of
          Argentina;

(iv)      IRSA, a stock corporation organized under the laws of the Republic of
          Argentina;

(v)       Agrology, a stock corporation organized under the laws of the Republic of
          Argentina;

(vi)      CAM, a limited liability company organized under the laws of Argentina;

(vii)     CVC Cayman, a limited liability company organized under the laws of Cayman
          Island;

(viii)    CVC Uruguay, a limited liability company organized under the laws of the
          Republic of Uruguay;

(ix)      Agroinvestment, a stock corporation organized under the laws of the
          Republic of Uruguay;

(x)       Tyrus, a stock corporation organized under the laws of the Republic of
          Uruguay;

(xi)      Jiwin, a stock corporation organized under the laws of the Republic of
          Uruguay, who serves as general partner of Real Estate Investment Group
          L.P;

(xii)     REIG, a limited partnership organized under the laws of Bermuda;

(xiii)    Idalgir, a stock corporation organized under the laws of the Republic of Uruguay.

(xiv)     REIG II, a limited partnership organized under the laws of Bermuda;

(xv)      REIG III, a limited partnership organized under the laws of Bermuda and

(xvi)     REIG IV, a limited partnership organized under the laws of Bermuda.

Elsztain's principal offices are located at Bolivar 108, 1st floor, Buenos
Aires, Argentina; IFIS' principal offices are located at Mintflower Place 4th floor, 8 Par-La-Ville Road Hamilton HM 08 Bermuda; IFISA's principal offices are located at Ruta 8, 17,500, Edificio @1 Local 106, CP 91609, Montevideo,
Republic of Uruguay; Cresud's principal offices are located at Moreno 877, 23rd
Floor, (C1091AAQ) Ciudad Autonoma de Buenos Aires, Argentina; IRSA's principal offices are located at Bolivar 108, 1st floor, Buenos Aires, Argentina;
Agrology's principal offices are located at Moreno 877, 21st floor (C1091AAQ),
Buenos Aires, Argentina; CAM's principal offices are located at Bolivar 108,
1st floor, Buenos Aires, Argentina; CVC Cayman's principal offices are located at 89, Nexus Way, 2nd floor Camana Bay, P.O. Box 31106, SMB, Grand Cayman,
KY1-1205, Cayman Islands; CVC Uruguay's principal offices are located at Ruta
8, 17,500, Edificio @1 Local 106, CP 91609 Montevideo, of the Republic of
Uruguay; Agroinvestment's principal offices are located at Zabala 1422, 2nd floor, Montevideo, Republic of Uruguay; REIG's principal offices are located at
Clarendon House 2 Church Street, Hamilton HM CX, Bermuda, Tyrus' principal offices are located at Colonia 810, Of. 403, CP 11000, Montevideo, Republic
of Uruguay, Jiwin's principal offices are located at Colonia  810, Of. 403, CP
11000, Montevideo, Republic of Uruguay, Idalgir's principal offices are located at Zabala 1422, 2nd floor, Montevideo, Republic of Uruguay,  REIG II principal offices are located at Clarendon House 2 Church Street, Hamilton HM CX, Bermuda;
REIG III principal offices are located at Clarendon House 2 Church Street, Hamilton
HM CX, Bermuda and REIG IV principal offices are located at Clarendon House 2 Church
Street, Hamilton HM CX, Bermuda.

The reported securities may be deemed to be indirectly beneficially owned by the list of entities described on the previous paragraphs except for Elsztain,
IRSA, REIG, REIG II, REIG III and REIG IV whose direct beneficial ownership are listed below. The Reporting Persons disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Persons are the beneficial owners of the securities for purposes of Section 16 of the
Securities Exchange Act of 1934, as amended, or for any other purpose.

As of May 26th, 2011:

(i)       Elsztain is the Chairman of the Board of Directors of IFIS, IFISA,
          Cresud, CAM, CVC Uruguay, CVC Cayman, Agroinvestment, IRSA, Tyrus,
          Jiwin and Idalgir, except for Agrology, a company 100% owned by Cresud, and REIG, REIG II,REIG III and REIG IV, companies in which Jiwin
         (a company wholly owned by Tyrus) is the General Partner;

(ii)      Elsztain is the beneficial owner of 30.90% of IFIS, including: (a) 12.11%
          owned indirectly through Agroinvestment; (b) 5.17% owned indirectly through Idalgir; (c) 13.93% owned indirectly through CVC Uruguay; and
          (d) 2.08% owned indirectly through CVC Cayman. Elsztain owns 100% of
          Agroinvestment and Idalgir and 85.0% of CAM which owns 0.11% of IRSA's outstanding stock and 100% of CVC Uruguay which in turn owns 0.0002% of
          Cresud's shares on a fully diluted basis and 100% of CVC Cayman. None of these companies directly own Common Shares of Hersha Hospitality Trust
          ("HHT"). Elsztain also directly owns 0.13% of IRSA's outstanding stock and 0.0002% of Cresud's shares on a fully diluted basis;

(iii)     CVC Cayman serves as the Investment Manager of IFIS;

(iv)      IFIS is the direct owner of 100% of the common shares of IFISA;

(v)       IFISA directly owns 38.15% of Cresud's shares on a fully diluted basis.
          IFISA does not directly own HHT's Common Shares;

(vi)      Cresud directly owns 50.60% of IRSA's common shares and 100% of Agrology.
          Cresud does not own HHT's Common Shares;

(vii)     Agrology directly owns 6.89% of IRSA's outstanding stock;

(viii)    IRSA owns 100% of Tyrus' capital stock and 819,906 Common Shares of HHT;

(ix)      Tyrus owns 100% of the capital stock of Jiwin;

(x)       Jiwin serves as general Partner of REIG;

(xi)      REIG owns 5,604,939 Common Shares of HHT and has the option to purchase up to 5,700,000 Common Shares of HHT;

(xii)     REIG II owns 3,894,323 Common Shares of HHT

(xiii)    REIG III owns 3,864,000 Common Shares of HHT

(xiv)     REIG IV owns 1,400,901 Common Shares of HHT and

(XV)      Eduardo Elsztain directly owns 19,160 Common Shares of HHT